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                                                                     EXHIBIT 5.1

                             ANDREWS & KURTH L.L.P.

                             600 Travis, Suite 4200
                                Houston, TX 77002




March 21, 2001



The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Ladies and Gentlemen:

         We have acted as counsel for The Williams Companies, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") with respect to (i) the issuance by the Company of up to $700,000,000 aggregate amount of its 7.50% Debentures due January 15, 2031, Series A (the "Exchange Debentures"), registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $700,000,000 aggregate amount of the Company's outstanding 7.50% Debentures due January 15, 2031 (the "Outstanding Debentures") and (ii) the issuance by the Company of up to $400,000,000 aggregate amount of its 6.75% Putable Asset Term Securities (PATS) Putable/Callable January 15, 2006, Series A (the "Exchange PATS"), registered pursuant to the Registration Statement under the Securities Act, in exchange for up to $400,000,000 aggregate amount of the Company's outstanding 6.75% Putable Asset Term Securities (PATS) Putable/Callable January 15, 2006 (the "Outstanding PATS"). The Exchange Debentures are to be issued pursuant to an Indenture dated as of November 10, 1997 (the "Original Indenture"), as amended by the Fifth Supplemental Indenture dated as of January 17, 2001 (collectively, the "Debenture Indenture") between the Company and Bank One Trust Company, N.A., as Trustee. The Exchange PATS are to be issued pursuant to the Original Indenture, as amended by the Fourth Supplemental Indenture dated as of January 17, 2001 (collectively, the "PATS Indenture") between the Company and Bank One Trust Company, N.A., as Trustee.

         Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and records of the Company, including the Debenture Indenture and the PATS Indenture, and we reviewed such questions of law, as we considered appropriate. Unless otherwise specified, capitalized terms used and not defined herein shall have the meaning assigned to them in the Original Indenture.

         Based upon the foregoing, we are of the opinion that:

         (i) When the Registration Statement has become effective under the Securities Act and the Exchange Debentures have been duly executed and authenticated in accordance with the
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                                                                     EXHIBIT 5.1


Debenture Indenture and issued as contemplated in the Registration Statement, the Exchange Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equitable principles.

         (ii) When the Registration Statement has become effective under the Securities Act and the Exchange PATS have been duly executed and authenticated in accordance with the PATS Indenture and issued as contemplated in the Registration Statement, the Exchange PATS will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equitable principles.

         In rendering the opinion expressed above, with your consent and without independent investigation or verification of any kind, we have also assumed the following: (i) each of the parties to the Exchange Debentures, the Exchange PATS, the Debenture Indenture and the PATS Indenture (collectively, the "Transaction Documents") has been duly formed or incorporated (as applicable), is validly existing and is in good standing under the laws of the jurisdiction of its formation or incorporation (as applicable), and is qualified to do business in each jurisdiction in which such qualification is required; (ii) each of the parties to the Transaction Documents has the power and authority and full legal right to execute and deliver each of the Transaction Documents to which it is a party, and to perform its obligations thereunder; (iii) the execution, delivery and performance of the Transaction Documents by the parties thereto have been duly authorized by all requisite action on the part of each such Person; (iv) each party to the Transaction Documents has the power, authority and full legal right to execute, deliver and perform the Transaction Documents to which it is a party; (v) the Transaction Documents have been duly executed and delivered by each of the parties thereto; and (vi) each Transaction Document is the legal, valid and binding obligation of each party thereto (other than Company), enforceable against such other party in accordance with its terms.

         The enforceability of the rights to exculpation, indemnity and contribution provided in the Transaction Documents may be limited by (i) laws rendering unenforceable indemnification provisions that are contrary to Federal or state securities laws and the public policy underlying such laws, (ii) laws limiting the enforceability of provisions exculpating or exempting a Person from, or requiring indemnification or limiting the liability of a Person for (A) its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct or (B) any obligation which has not been disclosed to the Person providing such indemnity, exemption or exculpation and is not reasonably within the scope of such provisions or the overall intention of the parties at the time of the execution of such Transaction Documents.

         The foregoing opinions are limited to the laws of the State of New York and the United States of America, in each case in existence as of the date hereof and we do not express any opinion as to the laws of any other jurisdiction.

         We hereby consent to the statements made with respect to us under the caption "United States Federal Tax Considerations" and "Legal Matters" in the prospectus contained in
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                                                                     EXHIBIT 5.1


the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                   Very truly yours,

                                                   /s/ ANDREWS & KURTH L.L.P.